POWER OF ATTORNEY
FOR EXECUTING FORMS 3, FORMS 4, FORMS 5 AND FORM 144

The undersigned hereby constitutes and appoints
Jordan D. Scott, Joanna Lerma and Danielle Hunter or any of them acting singly and individually, with full power of substitution, re-substitution and delegation, as the undersigned's true and lawful attorney-in-fact to:

    1. take such actions as may be necessary or appropriate to enable the undersigned to prepare, submit and file forms, schedules and other documents with the U.S. Securities and Exchange
Commission (the "SEC") utilizing the SEC's
Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next or any successor
EDGAR filing system, and (b) preparing,
executing and submitting to the SEC a Form ID, including amendments thereto, and such other documents or information necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

    2. execute for and on behalf of the
undersigned any Form 3, Form 4 and Form 5 in accordance with Section 16(a) of the Exchange
Act, and the rules thereunder, and Form 144 in accordance with Rule 144 under the Securities
Act of 1933 (including any amendments,
corrections, supplements or other changes thereto) but only to the extent each form or schedule relates to the undersigned's beneficial ownership of securities of Berry
Corporation (bry) or any of its subsidiaries;

    3. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3, Form 4, Form 5 or Form 144 (including any amendments, corrections, supplements or other changes thereto) and timely file the forms or schedules with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate;

    4. act as an account administrator for the undersigned's EDGAR account, including: (a) appointing, removing and replacing account administrators appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's
EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's
EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation
S-T with respect to account administrators; and

    5. take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming
(nor is Berry Corporation (bry) assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 4, Form 5 and Form 144 (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by Berry Corporation (bry), unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.



IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of the date written below.



/s/ Jenarae Garland
_________________________
Signature

Jenarae Garland
_________________________
Type or Print Name

Vice President, General Counsel, Corporate
Secretary & Chief Compliance Officer
_______________________________________
Position/Title

April 14, 2025
_________________________
Date